                                   EXHIBIT 4.2

                                     FORM OF
                       NONSTATUTORY STOCK OPTION AGREEMENT


To:                                                Date of Grant: _______, 2000

Number of Shares:                                  Exercise Price per Share:


         TRAMMELL CROW COMPANY, a Delaware corporation (the "COMPANY"), is pleased to grant you a Nonstatutory Option (the "OPTION") to purchase shares of the Company's authorized common stock, par value $0.01 per share, subject to the terms and conditions set forth in this Nonstatutory Stock Option Agreement (this "AGREEMENT"). The grant of the Option is specifically conditioned upon (i) the execution by you of this Agreement, (ii) the effectiveness of a registration statement for the shares issuable upon exercise of the Option (the "OPTION SHARES") under the Securities Act of 1933, and (iii) the approval of an application to list the Option Shares on the New York Stock Exchange. The Date of Grant of the Option, the number of Option Shares subject to this Option and the Exercise Price per share are stated above. This Option is not governed by the Trammell Crow Company Long-Term Incentive Plan, which was adopted effective as of August 22, 1997 (the "PLAN").

         THIS AGREEMENT SETS FORTH THE TERMS OF THE AGREEMENT BETWEEN YOU AND THE COMPANY WITH RESPECT TO THE OPTION. BY ACCEPTING THIS AGREEMENT, YOU AGREE TO BE BOUND BY ALL OF THE TERMS HEREOF.

         1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

             (a) "Board of Directors" means the board of directors of the Company.

             (b) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

             (c) "Cause" means termination of your employment by the Company because of: (i) your conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) your personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iii) your commission of material mismanagement in the conduct of your duties as assigned by the Board of Directors or your supervising officer or officers of the Company or any Subsidiary; (iv) your willful failure to execute or comply with the policy of the Company or any of its Subsidiaries or your stated duties as established by the Board of Directors or your supervising officer or officers of the Company or any Subsidiary or your intentional failure to perform your stated duties; or (v) substance abuse or addiction on your part.

             (d) "Change in Control" means the occurrence of any of the following events:

                 (i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

                 (ii) Individuals who, as of the Date of Grant, constitute the Board of Directors cease for any reason to constitute at least a majority of the Incumbent Board; or


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



                 (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                 (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

             (e) "Code" means the Internal Revenue Code of 1986, as amended.

             (f) "Common Stock" means the authorized common stock, par value $.01 per share, as described in the Company's Certificate of Incorporation.

             (g) "Company" means Trammell Crow Company, a Delaware corporation.

             (h) "Date of Grant" means the date designated as such in the first paragraph of this Agreement.

             (i) "Disability" shall have the meaning given it in any employment agreement between you and the Company; PROVIDED, HOWEVER, that if you have no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Company, either you are unable to continue performing the duties you performed before such impairment or your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of your employment.

             (j) "Employee" means any employee of the Company or of any of its Subsidiaries, including officers and directors of the Company who are also employees of the Company or of any of its Subsidiaries.

             (k) "Exchange Act" means the Securities Exchange Act of 1934.

             (l) "Fair Market Value" means, for a particular day:

                 (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

                 (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1(l)(i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

                 (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1(l)(i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Subparagraph 1(l)(ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

                 (iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Subparagraph 1(l)(i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1(l)(ii) or Subparagraph 1(l)(iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Company, which determination shall be conclusive for all purposes; or

                 (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Subparagraph 1(l)(i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1(l)(ii), Subparagraph 1(l)(iii) or Subparagraph 1(l)(iv) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Company, which determination shall be conclusive for all purposes notwithstanding the provisions of Subparagraphs 1(l)(i), (ii), (iii) or, (iv).

             (m) "Incumbent Board" means the individuals who, as of the Date of Grant, constitute the Board of Directors and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

             (n) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations, Inc.

             (o) "Nonstatutory Option" means a stock option that does not satisfy the requirements of Section 422 of the Code.

             (p) "Non-Surviving Event" means an event of Restructure as described in either Subparagraph (ii) or (iii) of Paragraph 1(s).

             (q) "Option" means the Option granted pursuant to this Agreement.

             (r) "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with that Person, shall be deemed a single "Person."


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

             (s) "Restructure" means the occurrence of any one or more of the following:

                 (i) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Company, cash or other property;

                 (ii) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with (1) the Company not being the continuing or surviving entity of that merger or consolidation or (2) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Company, cash, or other property; or

                 (iii) The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

             (t) "Retirement" means your separation from employment with the Company and its Subsidiaries on account of retirement.

             (u) "Stock" means Common Stock, or any other securities that are substituted for Stock as provided in Paragraph 7.

             (v) "Subsidiary" means, with respect to any Person, any corporation, limited partnership, limited liability company or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

         2. VESTING AND EXERCISABILITY. You cannot exercise this Option and acquire Stock until your right to exercise has vested. Subject to the terms set forth in Paragraphs 8 through 12 (inclusive) of this Agreement, this Option will vest and be exercisable at the times and with respect to the number of shares of Stock indicated as follows:


                   Option Exercisable                               Number of Shares of Stock
                      On and After                            as to which the Option may be exercised
                      ------------                            ---------------------------------------
                     ________, 2001                             _______ shares of Stock
                     ________, 2002                           ________ additional shares of Stock
                     ________, 2003                           ________ additional shares of Stock
                     ________, 2004                           ________ additional shares of Stock

This Option will vest on those dates only if you have been an Employee continuously since the Date of Grant through the vesting date. You may exercise your Option for vested portions at any time before the time the Option terminates. The termination time is described in paragraph 4 hereof.

         3. METHOD OF EXERCISE. You may exercise your Option only by written or recorded electronic notice (the "EXERCISE NOTICE") delivered to the Company's Human Resources Department or designee, in accordance with instructions generally applicable to all option holders, during the term of the Option. The notice must:

             (a) State the number of shares of Stock being purchased (which must be a whole number of shares);

             (b) Be signed or otherwise given by you (or by the person authorized by you in case of your death or Disability);

             (c) Be accompanied by payment of the Exercise Price for all shares of Stock being purchased (unless you have provided for payment through a brokerage firm or other means pursuant to this Agreement); and

             (d) Be accompanied by payment of the amount that the Company or any of its Subsidiaries is required to withhold for federal income or other tax purposes (unless you have provided for payment of those taxes to the Company in another manner permitted under this Agreement).

The Option will not be deemed to have been exercised unless all of these requirements are satisfied.

         4. DURATION. The Option will terminate on the date ten years from the Date of Grant unless it terminates earlier according to any of the provisions this Agreement.

         5. PAYMENT PROVISIONS.

             (a) MEDIUM OF PAYMENT. Payment for the Exercise Price for all shares of Stock being purchased must be made in either (1) cash or an equivalent means acceptable to the Company, or (2) on the Company's prior consent, with shares of Stock owned by you (including shares received upon exercise of the Option or restricted shares, if any, already held by you) and having a Fair Market Value at least equal to the aggregate Exercise Price for the shares of Stock with respect to which the Option is being exercised, or
(3) by any combination of clauses (1) and (2). If the Company chooses to accept shares of Stock in payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice. If the Company elects to accept shares of restricted Stock in payment of all or any portion of the Exercise Price, then an equal number of shares issued pursuant to the exercise shall be restricted on the same terms and for the restriction period remaining on the shares used for payment.

             (b) PAYMENT WITH SALE PROCEEDS. In addition, at your request and to the extent permitted by applicable law, the Company may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on your behalf, shall pay to the Company the Exercise Price of the Option being exercised (either as a loan to you or from the proceeds of the sale of Stock issued pursuant to that exercise of the Option), and the Company shall promptly cause the exercised shares to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Company may establish from time to time.

         6. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to any consent required by the last two sentences of this Paragraph 6, the Company may (a) modify, extend or renew the Option, (b) accept the surrender of all or any portion of the Option (to the extent not previously exercised) and authorize the granting of new options in substitution for the outstanding Option (to the extent not previously exercised). Nevertheless, without your consent or unless otherwise contemplated in this Agreement, the Company may not modify the Option so as to specify a higher Exercise Price. In addition, without your consent or unless otherwise contemplated in this Agreement, no modification of the Option shall materially alter or impair any of your rights under this Agreement or materially increase your obligations hereunder. Unless otherwise determined by the Company, if any such modification is effected by amendment, the effective date of such amendment shall be the Date of Grant.

         7. ADJUSTMENT PROVISIONS.

             (a) ADJUSTMENT OF AWARD. The number of shares of Stock that may be acquired under the Option shall be subject to adjustment, from time to time, in accordance with the following provisions:

                 (i) If at any time or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (a) the number of shares that may be acquired under the Option shall be increased proportionately, and (b) the Exercise Price for each share of Stock subject to the Option shall be reduced proportionately, without changing the aggregate purchase price or value as to which the Option remains exercisable.

                 (ii) If at any time or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then (a) the number of shares that may be acquired under the Option shall be decreased proportionately, and (b) the Exercise Price for each share of Stock subject to the Option shall be increased proportionately, without changing the aggregate purchase price or value as to which the Option remains exercisable.

                 (iii) Whenever the number of shares of Stock subject to the Option is required to be adjusted as provided in this Paragraph 7(a), the Company shall, within thirty (30) days following such adjustment, prepare and give to you a written notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash or property purchasable subject to the Option after giving effect to the adjustment.

                 (iv) Adjustments under Paragraph 7(a)(i) and (ii) shall be made by the Company, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued on account of any such adjustments.

             (b) CHANGE IN CONTROL. Upon the occurrence of a Change in Control, but only if approved by the Company in its sole and absolute discretion, the Option shall immediately become fully vested and exercisable in full, including that portion of the Option that pursuant to the terms and provisions of this Agreement had not yet become exercisable (the total number of shares of Stock as to which the Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "TOTAL SHARES"). If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then you shall be entitled to purchase (in lieu of the Total Shares that you would otherwise be entitled to purchase) the number of shares of stock, other securities, cash or property to which that number of Total Shares would have been entitled in connection with such Restructure at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructure.

             (c) RESTRUCTURE AND NO CHANGE IN CONTROL. In the event a Restructure should occur at any time prior to the vesting of the Option as described in Paragraph 2 hereunder and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then the outstanding Option shall not immediately become fully vested and exercisable in full merely because of the occurrence of the Restructure.

         8. TERMINATION OF EMPLOYMENT.

             (a) TERMINATION AFTER CHANGE IN CONTROL. Notwithstanding the terms and provisions set forth in Paragraphs 7(b) or 8(b) of the Agreement, if your employment relationship with the Company and its subsidiaries is terminated after, but within one year from, the occurrence of a Change in Control and such termination is by the Company and is for any reason other than Cause, then this Option will immediately become fully vested and exercisable in full, including that portion, if any, of the Option that pursuant to the terms and provisions of this Agreement had not yet become exercisable, and this Option shall survive the termination of your employment and shall be exercisable for a period of the lesser of (1) the remainder of the original term of this Option or (2) one year following the date of such termination.

             (b) OTHER TERMINATION. Subject to Paragraph 8(a), if your employment relationship with the Company and its Subsidiaries is terminated for any reason other than for your Retirement, death or Disability, then the following provisions shall apply to this Option:

                 (i) if the termination is by the Company then the following provisions shall apply: (x) if the termination is for Cause, then that portion, if any, of the Option that pursuant to the terms and provisions of this Agreement had not yet become exercisable as of the date of termination shall become null and void as of the date of termination; PROVIDED, HOWEVER, that the portion, if any, of the Option that is exercisable as of the date of such termination shall survive such termination and shall be exercisable for a period of the lesser of (1) the remainder of the term of the Option, as described in Paragraph 4, or (2) three (3) days following the date of such termination, and (ii) if the termination is not for Cause, then that portion, if any, of the Option that pursuant to the terms and provisions of this Agreement had not yet become exercisable as of the date of the termination shall become null and void as of the date of the termination; PROVIDED, HOWEVER, that the portion, if any, of the Option that is exercisable as of the date of such termination shall survive such termination and shall be exercisable for a period of the lesser of (1) the remainder of the term of the Option, as described in Paragraph 4, or (B) 180 days following the date of such termination; and

                 (ii) if such termination is by you, then unless otherwise agreed by the Company, this Option, whether or not then exercisable, shall become null and void as of the date of the termination.

         9. DEATH. Upon your death, this Option shall immediately become fully vested and exercisable in full, including that portion of the Option that pursuant to the terms and provisions of this Agreement had not yet become exercisable, by your guardians, legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of this Option, as described in Paragraph 4, or (b) one year following the date of your death. Any portion of the Option not exercised upon expiration of the periods specified in (a) or (b) shall be null and void. Except as expressly set forth in this Paragraph 9, the Option shall not be exercisable after your death.

         10. RETIREMENT. If your employment relationship is terminated by reason of your Retirement, then that portion, if any, of the Option that pursuant to the terms and provisions of this Agreement had not yet become exercisable as of the date of such Retirement shall become null and void as of the date of such Retirement; PROVIDED, HOWEVER, that the portion, if any, of the Option that is exercisable as of the date of such Retirement shall survive the Retirement and shall be exercisable by you for a period of the lesser of
(a) the remainder of the term of this Option as described in Paragraph 4, or
(b) ninety (90) days following the date of such Retirement.

         11. DISABILITY. If your employment relationship is terminated by reason of your Disability, then any and all portions of the Option that pursuant to the terms and provisions of this Agreement had not yet become exercisable shall immediately become fully vested and exercisable in full by you, your guardians or legal representatives for a period of the lesser of (a) the remainder of the term of the Option, as described in Paragraph 4, or (b) one year following the date on which your employment is terminated due to your Disability.

         12. LEAVE OF ABSENCE. With respect to the Option, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Company, provided that rights to the Option during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

         13. NON-TRANSFERABILITY OF AWARD. The Option shall be exercisable during your lifetime only by you or your guardian or legal representative. You may not, without the Company's prior written consent, or other than by will or the laws of descent and distribution, assign this Option or any of your rights hereunder to any other person, and any attempted or purported assignment without such prior written consent shall be void.

         14. DELIVERY OF CERTIFICATES OF STOCK. After the exercise of the Option and subject to Paragraph 15, the Company shall promptly issue and deliver a certificate representing the number of shares of Stock as to which the Option has been exercised after the Company receives (a) an Exercise Notice, (b) the Exercise Price, and (c) any tax withholding as may be requested. The value of the shares of Stock shall not bear any interest owing to the passage of time.

         15. CONDITIONS TO DELIVERY OF STOCK. Nothing herein shall require the Company to issue any shares with respect to the Option if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, at the time of any exercise of the Option or any part thereof, the Company may, as a condition precedent to the exercise of such Option require from you (or, in the event of your death or disability, your legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning your intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of Counsel to the Company, may be necessary to ensure that any disposition will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable federal or state statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

         16. RIGHTS AS A STOCKHOLDER. You shall have no right as a stockholder with respect to any shares covered by the Option unless and until a certificate representing those shares is issued in your name. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Paragraph 7.

         17. FURNISH INFORMATION. You shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

         18. OBLIGATION TO EXERCISE. The granting of the Option through this Agreement shall impose no obligation upon you to exercise the same or any part thereof.

         19. REMEDIES. The Company shall be entitled to recover from you reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

         20. INFORMATION CONFIDENTIAL. As partial consideration for the granting of the Option, you hereby agree with the Company that you will keep confidential all information and knowledge that you have relating to the terms and conditions of this Agreement; PROVIDED, HOWEVER, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you.

         21. CONSIDERATION. The Option shall not be exercisable unless and until you have performed services for the Company or any of its Subsidiaries that the Company believes is equal to or greater in value than the par value of the Stock subject to the Option.

         22. PAYMENT OF TAXES. The Company may from time to time, in its discretion, require you to pay to the Company (or the Company's Subsidiary if you are an employee of a Subsidiary of the Company), at the time of exercise of the Option, the amount that the Company deems necessary to satisfy the Company's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Option. With respect to any such required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value at the time as of which such determination is made; (b) deliver to the Company sufficient shares of Stock to satisfy the Company's tax withholding obligations, based on the shares' Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a stock withholding feature, you must make the election at the time and in the manner that the Company prescribes. The Company may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Company subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company's request, the amount of that deficiency.

         23. RIGHT OF THE COMPANY AND SUBSIDIARIES TO TERMINATE EMPLOYMENT. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment at any time.

         24. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. The Company and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

         25. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPENSATION. You hereby agree that the Option is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any Subsidiary. In addition, you hereby agree that in the event of your death, each of your beneficiaries shall be deemed to have agreed that the Option will not affect the amount of any life insurance coverage, if any, provided by the Company or a Subsidiary on your life that is payable to the beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

         26. EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

         27. NO GUARANTEE OF INTERESTS. The Board of Directors and the Company do not guarantee the Stock of the Company from loss or depreciation.

         28. COMPANY RECORDS. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

         29. COMPANY ACTION. Any action required of the Company shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

         30. SEVERABILITY. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         31. NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith.

         The Company and you agree that any notices shall be given to the Company or to you at the following addresses; provided, that the Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

             Company:                        Trammell Crow Company
                                             2001 Ross Avenue, Suite 3400
                                             Dallas, Texas 75201
                                             Attn: Human Resources

             Holder:                 At your current address as shown in the
                                     Company's records.

         32. WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

         33. SUCCESSORS. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

         34. HEADINGS. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         35. GOVERNING LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         36. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of ________, 2000.


                              TRAMMELL CROW COMPANY



                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


ACKNOWLEDGED AND AGREED:


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